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Exhibit 99.2

GROVE INVESTORS, INC.
1565 Buchanan Trail East
Shady Grove, Pennsylvania 17256

June 25, 2002

To: Banks, Brokers, Trustees, Depositories and Other Nominees

        This letter is being distributed to banks, brokers, trustees, depositories and other nominees in connection with the proposed merger (the "Merger") of a wholly owned subsidiary of The Manitowoc Company, Inc. into Grove.

        Each beneficial owner of shares of common stock of Grove is being asked to vote on a proposal to approve and adopt the merger agreement between The Manitowoc Company and Grove and the Merger and to consider becoming a party to the enclosed stock restriction and registration rights agreement. Beneficial owners of shares of common stock of Grove have separately been sent a proxy statement and prospectus and have been asked either to direct you as to how to vote their shares or to obtain a proxy from you to vote at the Grove special meeting scheduled for July 31, 2002. Beneficial owners of shares of common stock of Grove may not, however, allow you to act on their behalf with respect to the stock restriction and registration rights agreement, but rather must sign and return a copy of the enclosed agreement to Grove directly if they wish to become a party.

        We are asking you to contact your clients for whom you hold shares of Grove common stock registered in your name or in the name of your nominee and to forward them an executable copy of the stock restriction and registration rights agreement.

        Enclosed are copies of the following documents for you to use:

  1.
  Form of the stock restriction and registration rights agreement;

  2.
  Form of letter to stockholders from Grove;

  3.
  A copy of the proxy statement and prospectus separately sent to Grove stockholders (for informational purposes only);

  4.
  A form letter which may be sent to your clients for whose accounts you hold shares of Grove common stock registered in your name or in the name of your nominee; and

  5.
  A return envelope addressed to Grove.

        Your prompt action is requested.

        Additional copies of the enclosed materials may be obtained by contacting Grove's proxy solicitor, Innisfree M&A Incorporated, at (212) 750-5833 (call collect).

Sincerely,
Jeffry D. Bust Chairman and Chief Executive Officer

To Our Clients:

        We are sending this letter to you because we hold shares of Grove Investors, Inc. ("Grove") common stock for you. The board of directors of Grove has approved the merger of a wholly owned subsidiary of The Manitowoc Company, Inc. into Grove and is taking steps to obtain shareholder approval for the merger, as described in the proxy statement and prospectus which was sent to you separately (a copy of which is enclosed). The proxy statement and prospectus which was sent to you separately included a form allowing you to instruct us how to vote on your behalf in connection with a proposal to approve and adopt the merger agreement between The Manitowoc Company and Grove and the merger. We may not, however, act on your behalf in connection with the enclosed stock restriction and registration rights agreement and, if you wish to become a party to this agreement, you must sign and return a copy of the enclosed agreement directly to Grove.

        We have enclosed your copy of the following documents:

    1.
    A letter to stockholders from Grove;

    2.
    A copy of the proxy statement and prospectus (for informational purposes only);

    3.
    The stock restriction and registration rights agreement; and

    4.
    A return envelope addressed to Grove.

        THE MATERIALS ENCLOSED ARE BEING FORWARDED TO YOU AS THE BENEFICIAL OWNER OF COMMON STOCK CARRIED BY US IN YOUR ACCOUNT BUT NOT REGISTERED IN YOUR NAME. WE MAY NOT SIGN THE STOCK RESTRICTION AND REGISTRATION RIGHTS AGREEMENT FOR YOU. IF YOU WISH TO BECOME A PARTY TO THIS AGREEMENT, YOU SHOULD SIGN AND RETURN A COPY OF THE AGREEMENT TO GROVE DIRECTLY. IF YOU HAVE NOT YET VOTED ON THE PROPOSAL TO APPROVE AND ADOPT THE MERGER AGREEMENT AND THE MERGER AND WISH TO DO SO, PLEASE REFER TO THE VOTING FORM INCLUDED WITH THE PROXY STATEMENT AND PROSPECTUS WHICH WAS SENT TO YOU SEPARATELY. DO NOT RETURN THE VOTING FORM TO GROVE. We urge you to read the enclosed documents carefully before taking any steps. We will not take any steps in connection with the stock restriction and registration rights agreement other than forwarding you the enclosed documents.

        ANY QUESTIONS OR REQUESTS FOR ASSISTANCE CONCERNING THE STOCK RESTRICTION AND REGISTRATION RIGHTS AGREEMENT SHOULD BE DIRECTED TO INNISFREE M&A INCORPORATED, GROVE'S PROXY SOLICITOR, AT (888) 750-5834 (TOLL-FREE).

GROVE INVESTORS, INC.
1565 Buchanan Trail East
Shady Grove, Pennsylvania 17256

June 25, 2002

Dear Stockholder:

        You should have already received the proxy statement and prospectus sent to holders of shares of common stock of Grove in connection with the proposed merger of a wholly owned subsidiary of The Manitowoc Company, Inc. into Grove. In my letter to you included with that proxy statement and prospectus, I invited you to attend a special meeting of Grove stockholders to be held on July 31, 2002 to vote on a proposal to approve and adopt the merger agreement and the merger and to consider becoming a party to the stock restriction and registration rights agreement which is described in that proxy statement and prospectus.

        Because your shares of Grove common stock are held in the name of a bank, broker or other fiduciary, we were unable to include an executable copy of the stock restriction and registration rights agreement with the proxy statement and prospectus which was separately sent to you. Enclosed with this letter is an executable copy of this agreement. If you wish to become a party to this agreement, you should sign and return a copy of the enclosed agreement to Grove directly.

        As described in the proxy statement and prospectus (an additional copy of which has been enclosed with this letter), becoming a party to the stock restriction and registration rights agreement will affect your ability to resell the shares of Manitowoc common stock you receive in the merger. Manitowoc will not be required to complete the merger unless holders of Grove common stock and options who together represent at least 70% of the aggregate of all outstanding Grove shares plus shares of Grove common stock issuable upon the exercise of stock options become parties to the stock restriction and registration rights agreement.

        I urge you to read the proxy statement and prospectus carefully for a complete description of the stock restriction and registration rights agreement before taking any steps. In particular, you should read "The Stock Restriction and Registration Rights Agreement" section beginning on page 57. You should also read the "Risk Factors" section beginning on page 24 for a description of various risks you should consider in evaluating the proposed transaction, including particular risks involved if you become a party to the stock restriction and registration rights agreement.

        PLEASE NOTE THAT YOUR BANK, BROKER OR OTHER FIDUCIARY MAY NOT SIGN THE STOCK RESTRICTION AND REGISTRATION RIGHTS AGREEMENT FOR YOU. IF YOU WISH TO BECOME A PARTY TO THIS AGREEMENT, YOU SHOULD SIGN AND RETURN A COPY OF THE AGREEMENT TO GROVE DIRECTLY. IF YOU HAVE NOT YET VOTED ON THE PROPOSAL TO APPROVE AND ADOPT THE MERGER AGREEMENT AND THE MERGER AND WISH TO DO SO, PLEASE REFER TO THE VOTING FORM INCLUDED WITH THE PROXY STATEMENT AND PROSPECTUS WHICH WAS SENT TO YOU SEPARATELY. DO NOT RETURN THE VOTING FORM TO GROVE.

        Additional copies of the enclosed materials may be obtained by contacting Grove's proxy solicitor, Innisfree M&A Incorporated, at (888) 750-5834 (toll-free).

Sincerely,
Jeffry D. Bust Chairman and Chief Executive Officer

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  Exhibit 99.2